As filed with the Securities and Exchange Commission on May 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHARPLINK GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-4752260
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Phone: 612-293-0619

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Rob Phythian

Chief Executive Officer

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Telephone: 612-293-0619

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faith L. Charles, Esq.

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017

Telephone: (212) 908-3905

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This shelf registration statement will provide our Company with the flexibility to issue and sell securities if and when deemed appropriate and in the best interest of our stockholders. We may or may not issue and sell any securities under this registration statement. Filing this registration statement merely gives us flexibility to issue registered securities if and when we deem doing so is appropriate and in the best interest of our stockholders, without any unnecessary delays. This registration statement helps us maintain an optimal state of readiness at all times.

This registration statement contains two prospectuses:

●	a base prospectus that covers the potential offering, issuance, and sale from time to time of SharpLink Gaming, Inc. common stock (the “Common Stock”), preferred stock (the “Preferred Stock”), warrants, debt securities and units in one or more offerings; and

●

an ATM Sales Agreement prospectus (the “ATM Prospectus”) covering the potential offering, issuance and sale, from time to time, of shares of our Common Stock having an aggregate gross offering price of up to $1.0 billion, pursuant to a sales agreement (the “ATM Sales Agreement”), dated May 30, 2025, by and between us and A.G.P./Alliance Global Partners.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The ATM Prospectus, which specifies the terms of our Common Stock to be sold under the ATM Sales Agreement, immediately follows the base prospectus. The Common Stock that may be offered, issued, and sold under the ATM Prospectus is included in the $1.0 billion of securities that may be offered, issued, and sold under the base prospectus. Upon termination of the ATM Sales Agreement, any portion of the $1.0 billion included in the ATM Prospectus that is not sold pursuant to the ATM Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

SharpLink Gaming, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer Common Stock or Preferred Stock upon conversion of or exchange for the debt securities; shares of common stock, par value $0.0001 per share (the “Common Stock”) upon conversion of or exchange for the preferred stock; Common Stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

On May 29, 2025, the last reported sale price of our Common Stock was $79.21 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 7 of this prospectus under the caption “Risk Factors” and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read carefully and consider the “Risk Factors” referenced on page 7 of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”.) Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings and selling security holders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information.”

In this prospectus, unless the context indicates otherwise, references to “SharpLink Gaming,” “SharpLink,” “SharpLink US,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to SharpLink Gaming, Inc., a Delaware corporation, and its wholly owned subsidiaries. References to “SharpLink Israel” refer to SharpLink Gaming, Ltd., an Israel limited liability company, with which SharpLink US completed a domestication merger in February 2024.

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our efforts to attract and retain new customers, our future financial projections and competitive position, our ability to keep pace with changing consumer preferences, the activities of our licensors, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the Securities Exchange Commission (the “SEC”). We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and an amendment to the Annual Report on Form 10-K and Form 10-K/A, filed with the Securities and Exchange Commission on March 14, 2025 and March 17, 2025, respectively.

BUSINESS SUMMARY

Headquartered in Minneapolis, Minnesota, SharpLink Gaming is an online performance-based marketing company that leverages our unique fan activation solutions to generate and deliver high quality leads to our U.S. sportsbook and global casino gaming partners. In early 2025 following a near year-long due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global crypto gaming market – a fast emerging segment of the iGaming industry being fueled by the integration of blockchain technologies and gaming experiences; and, in turn, giving rise to new online gaming economies in the process.

By leveraging blockchain technologies, SharpLink aims to tap into the rapidly evolving landscape of online gaming economies, capitalizing on the increasing integration of cryptocurrencies within the iGaming sector. For example, by developing partnerships with crypto-focused gaming platforms, SharpLink can enhance its lead generation capabilities while offering innovative marketing solutions that cater to a tech-savvy audience. This strategic move is expected to not only diversify SharpLink’s service offerings but also position the Company as a key player in the intersection of gaming and blockchain technology, ultimately driving sustainable growth and enhancing value for our business partners and stockholders.

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Affiliate Marketing Services

On December 31, 2021, in a cash and stock transaction, SharpLink acquired certain assets of FourCubed, including FourCubed’s online casino gaming-focused affiliate marketing network, known as PAS.net (“PAS”). For more than 17 years, PAS has focused on delivering quality traffic and player acquisitions, retention and conversions to regulated and global casino gaming operator partners worldwide. In fact, PAS won industry recognition as the European online gambling industry’s Top Affiliate Manager, Top Affiliate Website and Top Affiliate Program for four consecutive years by both igambingbusiness.com and igamingaffiliate.com. The strategic acquisition of FourCubed brought SharpLink talent with proven experience in affiliate marketing services and recurring net gaming revenue (“NGR”) contracts with many of the world’s leading online casino gambling companies, including Party Poker, bwin, UNIBET, GG Poker, 888 poker, betfair, WPT Global and others.

As part of our strategy to expand our affiliate marketing services to the emerging American sports betting market, in November 2022, we began a systematic roll-out of our U.S.-focused performance-based marketing business with the launch of 15 state-specific, content-rich affiliate marketing websites. Our user-friendly, state-specific domains are designed to attract, acquire and drive local sports betting and casino traffic directly to our sportsbook and casino partners’ which are licensed to operate in each respective state. As of March 15, 2025, we are licensed to operate in 18 jurisdictions and own and operate sites serving 17 U.S. states (Arizona, Colorado, Iowa, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and Wyoming). As more states legalize sports betting, our portfolio of state-specific affiliate marketing properties may expand to include them. We largely utilize search engine optimization and programmatic advertising campaigns to drive traffic to our direct-to-player (“D2P”) sites.

In the first quarter of 2023, we unveiled SharpBetting.com, a U.S. sports betting education hub for experienced and novice sports fans. SharpBetting.com is a robust educational website dedicated to teaching new sports betting enthusiasts the fundamentals of, and winning strategies for, navigating the legal sports betting landscape responsibly.

Expansion Into Crypto Gaming

Beginning in early 2024 following the redomestication of our Company from Israel to Delaware, SharpLink’s management team and SharpLink’s Board of Directors (the “Board of Directors”) launched an effort to identify the best growth opportunities that would allow us to strategically leverage our existing performance-based marketing platform and industry relationships to achieve deeper and more lucrative penetration into the digital gaming and sports betting markets. Throughout this process, we carefully evaluated more than two dozen compelling opportunities and determined that the combination of market expansion, cost efficiency, security and player demand make crypto gaming one of the most promising growth opportunities in the iGaming industry today. Consequently, on February 24, 2025, we announced that we acquired a 10% equity stake in U.K.-based Armchair Enterprises Limited (“Armchair”), which owns and operates CryptoCasino.com. The acquisition was made for $500,000 in cash, along with a right of first refusal to acquire a controlling interest in Armchair.

Launched in October 2024, CryptoCasino.com is an innovative online gaming platform that partners with some of the world’s leading gaming studios. It utilizes blockchain technology to provide users with a secure, transparent and engaging next-generation gaming experience. The platform plans to offer over 5,500 online slots and table games, a live dealer casino, a premium sportsbook, an eSports betting hub and a racebook, among other features. CryptoCasino.com accepts a wide range of cryptocurrencies, including Bitcoin, Ether, Litecoin and more, catering to various user preferences globally while ensuring enhanced security, transparency and anonymity for players. CryptoCasino.com offers both traditional registration and Web3 connectivity. By connecting instantly with wallets like MetaMask and Trust Wallet, players can easily deposit and withdraw funds within seconds. In addition, CryptoCasino.com serves over one billion unique Telegram users by providing a Telegram Casino integration, which allows anyone to join and start playing with just one click.

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Among the key factors that informed our decision to pursue growth opportunities in crypto gaming were:

●	The crypto gaming industry is rapidly growing, with more players opting for blockchain-based casinos due to their transparency, security and quick transactions. We believe that the investment made in Armchair will help to position SharpLink as an early mover, ready to benefit from the expected industry expansion;

●	Cryptocurrency transactions usually have lower fees and faster processing times compared to traditional payment methods, which benefits both the Company and our users; and

●	As more players and operators move towards decentralized gambling, early pioneers, like SharpLink, may have an advantage to secure a competitive edge over traditional operators.

During the fiscal years ended December 31, 2024 and 2023, our continuing operations generated revenues from our affiliate marketing services of $3,662,349 and $4,952,725, respectively, representing a decrease of 26.1% on a comparative year-over-year basis. For the three months ended March 31, 2025 and 2024, our continuing operations generated revenues from our affiliate marketing services which declined 24.0% to $741,731 from $975,946, respectively.

Ether Treasury Strategy

On May 27, 2025, we entered into securities purchase agreements with certain investors (the “PIPE Purchasers”) pursuant to which we agreed to sell and issue to the PIPE Purchasers in a private placement offering (the “PIPE Offering”): (i) 58,699,760 shares of Common Stock, at an offering price of $6.15 per share, and (ii) Pre-Funded Warrants to purchase up to 10,400,553 shares of Common Stock at an offering price of $6.1499 per Pre-Funded Warrant.

The Company intends to use the funds to acquire Ether, the native cryptocurrency of the Ethereum blockchain, pending identification of working capital needs and other general corporate purposes. Ether will serve as the Company’s primary treasury reserve asset. The Company believes this strategy will allow the Company to diversify reserves, enhance capital efficiency, and align with emerging financial technologies.

Discontinued Operations

SharpLink’s business-building platform previously included the provision of Free-To-Play (“F2P”) sports game and mobile app development services to a marquis list of customers, which included several of the biggest names in sports and sports betting, including Turner Sports, NBA, NFL, PGA TOUR, NASCAR and BetMGM, among others. In addition, we also formerly owned and operated a variety of proprietary real-money fantasy sports and sports simulation games and mobile apps through our SportsHub/fantasy sports business unit, which also owned and operated LeagueSafe, one of the fantasy sports industry’s most trusted sources for collecting and protecting private fantasy league dues.

On January 18, 2024, SharpLink sold all of the membership interests in our Sports Gaming Client Services and SportsHub Gaming Network business units to RSports Interactive, Inc. (“RSports”) for $22.5 million in an all-cash transaction (the “Sale of Business”), pursuant to the signing of a Purchase Agreement (the “PA”) and other related agreements. Nearly all of the employees of these acquired business units also moved to RSports to help ensure a seamless transaction.

In December 2023, the Company discontinued investments into and operation of its C4 sports betting conversion technology (“C4”) due to the lack of market acceptance. C4 centered on cost effectively monetizing our own proprietary audiences and our customers’ audiences of U.S. fantasy sports and casual sports fans and casino gaming enthusiasts by converting them into loyal online sports and iGaming bettors.

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Sale of Legacy MTS Business

On December 31, 2022, SharpLink Israel closed on the sale of its legacy MTS business (“Legacy MTS”) to Israel-based Entrypoint South Ltd., a subsidiary of Entrypoint Systems 2004 Ltd (the “MTS Merger”). In consideration of Entrypoint South Ltd. acquiring all rights, title, interests and benefits to Legacy MTS, including 100% of the shares of MTS Integratrak Inc., one of the Company’s U.S. subsidiaries, Entrypoint South Ltd. will pay SharpLink an earn-out payment (an “Earn-Out Payment”) equal to three times Legacy MTS’ Earnings Before Interest, Taxes Depreciation and Amortization (“EBITDA”) for the year ending December 31, 2023, up to a maximum earn-out payment of $1 million (adjusted to reflect net working capital as of the closing date). In July 2024, SharpLink received an earnout payment of $297,387, thus completing the sale of its legacy MTS business.

Redomestication from Israel to Delaware

On February 13, 2024, SharpLink Israel completed its previously announced domestication merger (“Domestication Merger”), pursuant to the terms and conditions set forth in an Agreement and Plan of Merger (the “Domestication Merger Agreement”), dated June 14, 2023 and amended July 24, 2023, among SharpLink Israel, SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US (“Domestication Merger Sub”) and SharpLink Gaming, Inc. (“SharpLink US”). The Domestication Merger was achieved through a merger of SharpLink Merger Sub with and into SharpLink Israel, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US. The Domestication Merger was approved by the shareholders of SharpLink Israel at an extraordinary special meeting of shareholders held on December 6, 2023. SharpLink US’s Common Stock commenced trading on the Nasdaq Capital Market under the same ticker symbol, SBET, on February 14, 2024.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on pages 30 and 30, respectively.

Corporate Information

We were incorporated in the State of Delaware on January 26, 2022. Our principal executive offices are located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401 and our telephone number is 612-293-0619. Our corporate website address is www.sharplink.com. The information included on our website or in any social media associated with the Company is not part of this prospectus and should not be relied upon in determining whether to make an investment decision.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus and in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision about investing in our Common Stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our Common Stock could decline, and you could lose part or all of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

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Risks Related to Investing in Ether

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including Ether.

Absent federal regulations, there is a possibility that Ether may be classified as a “security.” Any classification of Ether as a “security” would subject us to additional regulation and could materially impact the operation of our business.

Neither the SEC nor any other U.S. federal or state regulator has publicly stated whether they agree that Ether is a “security.” Despite the Executive Order titled “Strengthening American Leadership in Digital Financial Technology” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” Ether has not yet been classified with respect to U.S. federal securities laws. Therefore, while (for the reasons discussed below) we believe that Ether is not a “security” within the meaning of the U.S. federal securities laws, and registration of the Company under The Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that Ether is a “security” which would require us to register as an investment company under the Investment Company Act.

We have also adapted our process for analyzing the U.S. federal securities law status of Ether and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that Ether is not a “security” is premised, among other reasons, on our conclusion Ether does not meet the elements of the Howey test. Among the reasons for our conclusion that Ether is not a security is that holders of Ether do not have a reasonable expectation of profits from our efforts in respect of their holding of Ether. Also, Ether ownership does not convey the right to receive any interest, rewards, or other returns.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of Ether is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC which has previously stated it deemed Ether a security. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that Ether, or any other digital asset we might hold is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if Ether was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

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Recently, we have begun focusing on pursuing opportunities to expand our portfolio into digital assets. With respect to Section 3(a)(1)(A), following the PIPE Offering, approximately 98% percent of the proceeds of the PIPE Offering will be used to acquire Ether, which is an amount in excess of 40% of our total assets. Since we believe Ether is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company’s total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of the Company’s net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

Ether and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

Ether is created and transmitted through the operations of the peer-to-peer Ethereum network, a decentralized network of computers running software following the Ethereum protocol. If the Ethereum network is disrupted or encounters any unanticipated difficulties, the value of Ethereum could be negatively impacted.

If the Ethereum network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent us from depositing or withdrawing Ether from our accounts with our custodian or otherwise effecting Ether transactions. Such disruptions could include, for example: the price volatility of Ether; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of Ether trading platforms due to fraud, failures, security breaches, or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Ethereum network.

In addition, although we do not currently intend to mine Ether, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

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We face risks relating to the custody of our Ether, including the loss or destruction of private keys required to access our Ether and cyberattacks or other data loss relating to our Ether, including smart contract related losses and vulnerabilities.

We hold our Ether with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our Ether among our custodians, and our Ether holdings may be concentrated with a single custodian from time to time. In light of the significant amount of Ether we anticipate that we will hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Ether as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Ether, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Ether, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.  While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

As of May 30, 2025, the insurance that covers losses of our Ether holdings may cover none or only a small fraction of the value of the entirety of our Ether holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Ether. Moreover, our use of custodians exposes us to the risk that the Ether our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Ether. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Ether.  The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Ether is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Ether is held. While the Ether blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Ether held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Ether held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Ether and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of "smart contracts" or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Ether. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of Ether or other digital assets.  Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

USE OF PROCEEDS

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from the sale of the securities from offerings under this prospectus for capital expenditures, acquisitions, investments and general corporate purposes, including working capital unless the applicable prospectus supplement states otherwise. General corporate purposes may include working capital.

As a result, we will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that may not necessarily improve our results of operations or enhance the value of our Common Stock. We would not receive proceeds from sales by our security holders.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. We may sell from time to time Common Stock, Preferred Stock, debt securities, warrants to purchase any such securities or any combination of the foregoing. In this prospectus, we refer to the Common Stock, Preferred Stock, debt securities and warrants to be sold by us collectively as “securities.”

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If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock Summary

The following description of SharpLink’s capital stock is a summary. This summary is subject to the DGCL and the complete text of SharpLink’s Amended and Restated Certificate of Incorporation and Bylaws.

SharpLink’s authorized capital stock consists of shares made up of:

●	100,000,000 shares of Common Stock, par value $0.0001 per share; and

●	15,000,000 shares of undesignated Preferred Stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by SharpLink’s Board of Directors.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 100,000,000 shares of Common stock, par value $0.0001 per share. As of May 30, 2025, we had 59,426,620 shares of Common Stock issued and outstanding.

The holders of our Common Stock are entitled to the following rights:

Voting Rights

Each share of SharpLink’s Common Stock outstanding is entitled to one vote on all matters on which stockholders of SharpLink generally are entitled to vote. However, holders of SharpLink’s Common Stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Generally, the Bylaws provide that, subject to applicable law or the Amended and Restated Certificate of Incorporation and/or the Bylaws, all corporate actions to be taken by vote of the stockholders will be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person, or by remote communication, if applicable, or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person, or by remote communication, if applicable, or represented by proxy will be the act of such class or series. Directors will be elected by a plurality of the votes cast at a meeting of SharpLink stockholders for the election of directors at which a quorum is present.

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Other Rights

Subject to the rights of holders of any then outstanding class or series of Preferred Stock, holders of SharpLink’s Common Stock are entitled to receive dividends and other distributions in cash, stock or property of SharpLink as the Board of Directors may declare thereon from time to time and will share equally on a per share basis in all such dividends and other distributions. In the event of SharpLink’s dissolution, whether voluntary or involuntary, after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of Preferred Stock, the remaining assets and funds of SharpLink available for distribution will be distributed pro rata to the holders of SharpLink’s Common Stock in proportion to the number of shares held by them and to the holders of any class or series of Preferred Stock entitled to a distribution. Holders of SharpLink’s Common Stock will not have preemptive rights to purchase shares of SharpLink’s Common Stock. All outstanding shares of SharpLink’s Common Stock will be fully paid and non-assessable. The rights, preferences and privileges of holders of SharpLink’s Common Stock will be subject to those of the holders of any outstanding class or series of SharpLink’s Preferred Stock that SharpLink may issue in the future.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC, located at 48 Wall Street, Floor 23, New York, New York 10005. Equiniti’s phone number is 800-937-5449 and its website is www.equiniti.com.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SBET.”

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DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the Preferred Stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the Preferred Stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of Preferred Stock that we issue will be governed by our Amended and Restated Certificate of Incorporation, including the certificate of designations relating to such series of Preferred Stock, and our by-laws.

As of May 30, 2025, we had 15,000,000 authorized shares of Preferred Stock.

Our Board of Directors without the approval of the stockholders may issue up to 15,000,000 shares of Preferred Stock in one or more classes or series; and with respect to each series of Preferred Stock, the Board of Directors will fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of Preferred Stock we are offering before the issuance of the related series of Preferred Stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the Preferred Stock on any securities exchange or market;

●	whether the Preferred Stock will be convertible into our Common Stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the Preferred Stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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●	voting rights, if any, of the Preferred Stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	whether interests in the Preferred Stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the Preferred Stock.

SharpLink believes that the availability of the Preferred Stock under the Amended and Restated Certificate of Incorporation will provide us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow SharpLink to issue shares of Preferred Stock without the expense and delay of a special stockholders’ meeting. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the Company’s stockholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which SharpLink’s securities may be listed. The Board of Directors will have the power, subject to applicable law, to issue classes or series of Preferred Stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.

When we issue shares of Preferred Stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validity issued, fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our certificate of incorporation, as amended, that would affect the class or series of Preferred Stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock or depositary shares, or debt securities, which may be in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock or depositary shares purchasable upon exercise of warrants to purchase preferred stock or depositary shares, as applicable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, depositary shares, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of common stock, preferred stock or depositary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock, preferred stock or depositary shares, if any.

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DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, will be issued under an indenture to be entered into between our Company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

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●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default,”

●	the terms and conditions, if any, for conversion into or exchange for shares of Common Stock or Preferred Stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of Common Stock or Preferred Stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

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We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities, but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our Company or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We will agree in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the United States, any state, or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

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●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due and such default is not cured within five business days;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency or reorganization of our Company or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

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If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity, following a change of control of our Company permitted under the indenture, will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest;

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●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

●	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture will permit us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust.

or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accounts to provide money.

In each case specified above, such amounts are sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates, or on a selected date of redemption in accordance with the terms of the indenture.

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In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance, neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of our Company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Common Stock, Preferred Stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, Preferred Stock, Common Stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Common Stock, Preferred Stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material United States federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Common Stock, Preferred Stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Common Stock, Preferred Stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of Common Stock, shares of Preferred Stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock”, “Description of Preferred Stock”, “Description of Warrants”, and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

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The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, Preferred Stock, Common Stock, or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

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Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by Delaware or New York law as decided by the Company at the time of issuance.

Form, Exchange, and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global —that is, book-entry— form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form”.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

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The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

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PLAN OF DISTRIBUTION

We and any selling security holders may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the Common Stock or the Preferred Stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the Common Stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any agent involved in the offer or sale of the securities. We may also sell securities directly to one or more purchasers without using underwriters or agents.

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Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, and in certain states, securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities, the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

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LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report contains an explanatory paragraph regarding our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. You may also obtain information about us by visiting our website at www.sharplink.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2024, filed with the SEC on March 14, 2025 and March 17, 2025, respectively;

●	our Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2025;

●

our Current Reports on Form 8-K and all amendments thereto, filed with the SEC on January 10, 2025, February 28, 2025, March 26, 2025, April 3, 2025, April 23, 2025, May 2, 2025, May 20, 2025, and May 30, 2025; and

●	our definitive proxy statement on Schedule 14A, filed with the SEC on March 31, 2025;

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

SharpLink Gaming, Inc.

Attn: Chief Executive Officer

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Telephone: 612-293-0619

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PROSPECTUS

SharpLink Gaming, Inc.

Up to $1,000,000,000 of Common Stock

We have entered into an ATM Sales Agreement (the “ATM Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent” or “A.G.P.”), dated May 30, 2025, relating to the sale of shares of our Common Stock, par value $0.0001 per share, from time to time through A.G.P., acting as our sales agent or principal.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SBET.” On May 29, 2025, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $79.21 per share.

Sales of our Common Stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

If we and A.G.P. agree on any method of distribution other than sales of shares of our Common Stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the ATM Sales Agreement, A.G.P. is not required to sell any specific number or dollar amount of securities, but A.G.P. will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 2.5% of the gross sales price per share on the first $500 million of Common Stock sold and 2.0% of the gross sales price per share on all sales of shares of Common Stock thereafter sold under the ATM Sales Agreement. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to A.G.P. In connection with the sale of the shares of Common Stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is May 30, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process on May 30, 2025. Under the shelf registration process, we may offer shares of our Common Stock from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to $1.0 billion under this prospectus supplement. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered and other information you should know before investing in our Common Stock.

This prospectus supplement describes the specific terms of the Common Stock we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agents have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of our Common Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless the context indicates otherwise, references to “SharpLink Gaming,” “SharpLink,” “SharpLink US,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to SharpLink Gaming, Inc., a Delaware corporation, and its wholly owned subsidiaries. References to “SharpLink Israel” refer to SharpLink Gaming, Ltd., an Israel limited liability company, with which SharpLink US completed a domestication merger in February 2024.

S-2

PROSPECTUS SUMMARY

Business Summary

The following is a summary of selected information contained elsewhere in this prospectus or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Headquartered in Minneapolis, Minnesota, SharpLink Gaming is an online performance-based marketing company that leverages our unique fan activation solutions to generate and deliver high quality leads to our U.S. sportsbook and global casino gaming partners. In early 2025 following a near year-long due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global crypto gaming market – a fast emerging segment of the iGaming industry being fueled by the integration of blockchain technologies and gaming experiences; and, in turn, giving rise to new online gaming economies in the process.

By leveraging blockchain technologies, SharpLink aims to tap into the rapidly evolving landscape of online gaming economies, capitalizing on the increasing integration of cryptocurrencies within the iGaming sector. For example, by developing partnerships with crypto-focused gaming platforms, SharpLink can enhance its lead generation capabilities while offering innovative marketing solutions that cater to a tech-savvy audience. This strategic move is expected to not only diversify SharpLink’s service offerings but also position the Company as a key player in the intersection of gaming and blockchain technology, ultimately driving sustainable growth and enhancing value for our business partners and stockholders.

Affiliate Marketing Services

On December 31, 2021, in a cash and stock transaction, SharpLink acquired certain assets of FourCubed, including FourCubed’s online casino gaming-focused affiliate marketing network, known as PAS.net (“PAS”). For more than 17 years, PAS has focused on delivering quality traffic and player acquisitions, retention and conversions to regulated and global casino gaming operator partners worldwide. In fact, PAS won industry recognition as the European online gambling industry’s Top Affiliate Manager, Top Affiliate Website and Top Affiliate Program for four consecutive years by both igambingbusiness.com and igamingaffiliate.com. The strategic acquisition of FourCubed brought SharpLink talent with proven experience in affiliate marketing services and recurring net gaming revenue (“NGR”) contracts with many of the world’s leading online casino gambling companies, including Party Poker, bwin, UNIBET, GG Poker, 888 poker, betfair, WPT Global and others.

As part of our strategy to expand our affiliate marketing services to the emerging American sports betting market, in November 2022, we began a systematic roll-out of our U.S.-focused performance-based marketing business with the launch of 15 state-specific, content-rich affiliate marketing websites. Our user-friendly, state-specific domains are designed to attract, acquire and drive local sports betting and casino traffic directly to our sportsbook and casino partners’ which are licensed to operate in each respective state. As of March 15, 2025, we are licensed to operate in 18 jurisdictions and own and operate sites serving 17 U.S. states (Arizona, Colorado, Iowa, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and Wyoming). As more states legalize sports betting, our portfolio of state-specific affiliate marketing properties may expand to include them. We largely utilize search engine optimization and programmatic advertising campaigns to drive traffic to our direct-to-player (“D2P”) sites.

In the first quarter of 2023, we unveiled SharpBetting.com, a U.S. sports betting education hub for experienced and novice sports fans. SharpBetting.com is a robust educational website dedicated to teaching new sports betting enthusiasts the fundamentals of, and winning strategies for, navigating the legal sports betting landscape responsibly.

S-3

Expansion Into Crypto Gaming

Beginning in early 2024 following the redomestication of our Company from Israel to Delaware, SharpLink’s management team and SharpLink’s Board of Directors (the “Board of Directors”) launched an effort to identify the best growth opportunities that would allow us to strategically leverage our existing performance-based marketing platform and industry relationships to achieve deeper and more lucrative penetration into the digital gaming and sports betting markets. Throughout this process, we carefully evaluated more than two dozen compelling opportunities and determined that the combination of market expansion, cost efficiency, security and player demand make crypto gaming one of the most promising growth opportunities in the iGaming industry today. Consequently, on February 24, 2025, we announced that we acquired a 10% equity stake in U.K.-based Armchair Enterprises Limited (“Armchair”), which owns and operates CryptoCasino.com. The acquisition was made for $500,000 in cash, along with a right of first refusal to acquire a controlling interest in Armchair.

Launched in October 2024, CryptoCasino.com is an innovative online gaming platform that partners with some of the world’s leading gaming studios. It utilizes blockchain technology to provide users with a secure, transparent and engaging next-generation gaming experience. The platform plans to offer over 5,500 online slots and table games, a live dealer casino, a premium sportsbook, an eSports betting hub and a racebook, among other features. CryptoCasino.com accepts a wide range of cryptocurrencies, including Bitcoin, Ether, Litecoin and more, catering to various user preferences globally while ensuring enhanced security, transparency and anonymity for players. CryptoCasino.com offers both traditional registration and Web3 connectivity. By connecting instantly with wallets like MetaMask and Trust Wallet, players can easily deposit and withdraw funds within seconds. In addition, CryptoCasino.com serves over one billion unique Telegram users by providing a Telegram Casino integration, which allows anyone to join and start playing with just one click.

Among the key factors that informed our decision to pursue growth opportunities in crypto gaming were:

●	The crypto gaming industry is rapidly growing, with more players opting for blockchain-based casinos due to their transparency, security and quick transactions. We believe that the investment made in Armchair will help to position SharpLink as an early mover, ready to benefit from the expected industry expansion;

●	Cryptocurrency transactions usually have lower fees and faster processing times compared to traditional payment methods, which benefits both the Company and our users; and

●	As more players and operators move towards decentralized gambling, early pioneers, like SharpLink, may have an advantage to secure a competitive edge over traditional operators.

During the fiscal years ended December 31, 2024 and 2023, our continuing operations generated revenues from our affiliate marketing services of $3,662,349 and $4,952,725, respectively, representing a decrease of 26.1% on a comparative year-over-year basis. For the three months ended March 31, 2025 and 2024, our continuing operations generated revenues from our affiliate marketing services which declined 24.0% to $741,731 from $975,946, respectively.

Ether Treasury Strategy

On May 27, 2025, we entered into securities purchase agreements with the PIPE Purchasers pursuant to which we agreed to sell and issue to the PIPE Purchasers in the PIPE Offering: (i) 58,699,760 shares of Common Stock, at an offering price of $6.15 per share, and (ii) Pre-Funded Warrants to purchase up to 10,400,553 shares of Common Stock at an offering price of $6.1499 per Pre-Funded Warrant.

The Company intends to use the funds to acquire Ether, the native cryptocurrency of the Ethereum blockchain, pending identification of working capital needs and other general corporate purposes. ETH will serve as the Company’s primary treasury reserve asset. The Company believes this strategy will allow the Company to diversify reserves, enhance capital efficiency, and align with emerging financial technologies.

S-4

Discontinued Operations

SharpLink’s business-building platform previously included the provision of Free-To-Play (“F2P”) sports game and mobile app development services to a marquis list of customers, which included several of the biggest names in sports and sports betting, including Turner Sports, NBA, NFL, PGA TOUR, NASCAR and BetMGM, among others. In addition, we also formerly owned and operated a variety of proprietary real-money fantasy sports and sports simulation games and mobile apps through our SportsHub/fantasy sports business unit, which also owned and operated LeagueSafe, one of the fantasy sports industry’s most trusted sources for collecting and protecting private fantasy league dues.

On January 18, 2024, SharpLink sold all of the membership interests in our Sports Gaming Client Services and SportsHub Gaming Network business units to RSports Interactive, Inc. (“RSports”) for $22.5 million in an all-cash transaction (the “Sale of Business”), pursuant to the signing of a Purchase Agreement (the “PA”) and other related agreements. Nearly all of the employees of these acquired business units also moved to RSports to help ensure a seamless transaction.

In December 2023, the Company discontinued investments into and operation of its C4 sports betting conversion technology (“C4”) due to the lack of market acceptance. C4 centered on cost effectively monetizing our own proprietary audiences and our customers’ audiences of U.S. fantasy sports and casual sports fans and casino gaming enthusiasts by converting them into loyal online sports and iGaming bettors.

Sale of Legacy MTS Business

On December 31, 2022, SharpLink Israel closed on the sale of its legacy MTS business (“Legacy MTS”) to Israel-based Entrypoint South Ltd., a subsidiary of Entrypoint Systems 2004 Ltd (the “MTS Merger”). In consideration of Entrypoint South Ltd. acquiring all rights, title, interests and benefits to Legacy MTS, including 100% of the shares of MTS Integratrak Inc., one of the Company’s U.S. subsidiaries, Entrypoint South Ltd. will pay SharpLink an earn-out payment (an “Earn-Out Payment”) equal to three times Legacy MTS’ Earnings Before Interest, Taxes Depreciation and Amortization (“EBITDA”) for the year ending December 31, 2023, up to a maximum earn-out payment of $1 million (adjusted to reflect net working capital as of the closing date). In July 2024, SharpLink received an earnout payment of $297,387, thus completing the sale of its legacy MTS business.

Redomestication from Israel to Delaware

On February 13, 2024, SharpLink Israel completed its previously announced domestication merger (“Domestication Merger”), pursuant to the terms and conditions set forth in an Agreement and Plan of Merger (the “Domestication Merger Agreement”), dated June 14, 2023 and amended July 24, 2023, among SharpLink Israel, SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US (“Domestication Merger Sub”) and SharpLink Gaming, Inc. (“SharpLink US”). The Domestication Merger was achieved through a merger of SharpLink Merger Sub with and into SharpLink Israel, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US. The Domestication Merger was approved by the shareholders of SharpLink Israel at an extraordinary special meeting of shareholders held on December 6, 2023. SharpLink US’s Common Stock commenced trading on the Nasdaq Capital Market under the same ticker symbol, SBET, on February 14, 2024.

You can find more information about us in our filings with the SEC referenced in the sections in this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on pages S-13 and S-14, respectively.

Corporate Information

We were incorporated in the State of Delaware on January 26, 2022. Our principal executive offices are located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401 and our telephone number is 612-293-0619. Our corporate website address is www.sharplink.com. The information included on our website or in any social media associated with the Company is not part of this prospectus and should not be relied upon in determining whether to make an investment decision.

S-5

THE OFFERING

Common stock offered by us	Shares of Common Stock having an aggregate gross offering price of up to $1.0 billion.

Common stock outstanding after this offering	Up to 72,051,288 shares of Common Stock, assuming sales of 12,624,668 shares of our Common Stock in this offering at an offering price of $79.21 per share, which was the last reported sale price of our Common Stock on Nasdaq on May 29, 2025. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time for our Common Stock in the United States through the Sales Agent, acting as sales agent or principal. See the section entitled “Plan of Distribution” below.

Use of Proceeds	We intend to use substantially all of the proceeds from this offering to acquire Ether, the native cryptocurrency of the Ethereum blockchain commonly referred to as “ETH”. We also intend to use the proceeds from this offering for working capital needs, general corporate purposes, operating expenses and core affiliate marketing operations.

Risk factors	Your investment in shares of our Common Stock involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	“SBET”.

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 59,426,620 shares of Common Stock outstanding as of May 30, 2025. The number of shares of Common Stock outstanding after this offering excludes:

●	9,022 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $91.08 per share; and

●	37,500 shares of Common Stock underlying unvested Restricted Stock Units.

S-6

RISK FACTORS

Before purchasing any of the securities, you should carefully consider the risk factors relating to our company described below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 or Quarterly Reports on Form 10-Q, as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own.

You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

We may issue shares of Common Stock from time to time in connection with this offering. The issuance from time to time of these new shares of Common Stock, or our ability to issue new shares of Common Stock in this offering, could result in resales of our shares of Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

Sales of a substantial number of shares of our Common Stock, or the perception that such sales may occur, may adversely impact the price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock will have on the market price of our Common Stock.

The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Common Stock we will issue under the ATM Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the ATM Sales Agreement. The number of shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the Common Stock during the sales period and the limits we set with A.G.P. Because the price per share of each share of Common Stock sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We will require additional funding through further issuances of our Common Stock or other securities, in which you may experience future dilution as a result of future equity offerings.

To raise additional capital, we expect in the future to offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. Future sales of such securities or our Common Stock could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future and may cause you to incur additional dilution. We may sell Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

S-7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses;

●	changes in the supply, demand and/or prices for our products and services;

●	increased competition, including from companies which may have substantially greater resources than we have;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our business partners’ information and systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations;

●	our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, and other business restrictions affecting our ability to market our products and services;

●	varying attitudes towards sports and online casino games and poker (“iGaming”) data providers and betting by foreign governments;

●	failure to develop or integrate new technology into current products and services;

S-8

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting;

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation;

●	other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein; and

●	our use of proceeds from this offering.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect.

Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as any amendments thereto, filed with the SEC. Additional factors are discussed under the caption “Risk Factors” in this prospectus supplement and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-9

USE OF PROCEEDS

We may issue and sell shares of Common Stock having aggregate sales proceeds of up to $1.0 billion from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the ATM Sales Agreement with A.G.P.

We intend to use substantially all of the proceeds from this offering to acquire Ether, the native cryptocurrency of the Ethereum blockchain commonly referred to as “ETH”. We also intend to use the proceeds from this offering for working capital needs, general corporate purposes, operating expenses and core affiliate marketing operations.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein.

MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is presently listed on the Nasdaq Capital Market under the symbol “SBET.” On May 29, 2025, the last reported sale price of our Common Stock on Nasdaq was $79.21 per share.

As of May 30, 2025, there were approximately 68 holders of record of our Common Stock.

S-10

PLAN OF DISTRIBUTION

We have entered into the ATM Sales Agreement with A.G.P. under which we may issue and sell from time to time up to $1.0 billion of our Common Stock through A.G.P., acting as our sales agent. The sales of shares of our Common Stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for shares of our Common Stock or to or through a market maker. If we and A.G.P. agree on any method of distribution other than sales of shares of our Common Stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of our Common Stock under the ATM Sales Agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of our Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our Common Stock under the terms and subject to the conditions of the placement notice and the ATM Sales Agreement. We or A.G.P. may suspend the offering of shares of our Common Stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of shares of Common Stock, unless the parties agree otherwise, will occur on the second trading day, or the relevant standard settlement period then in effect, following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of shares of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

The offering pursuant to the ATM Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the ATM Sales Agreement and (ii) termination of the ATM Sales Agreement as permitted therein. We may terminate the ATM Sales Agreement in our sole discretion at any time by giving five days’ prior notice to A.G.P. Further, A.G.P. may terminate the ATM Sales Agreement under the circumstances specified in the ATM Sales Agreement and in its sole discretion at any time by giving three days’ prior notice to us.

This prospectus may be made available in electronic format on a website maintained by A.G.P., and A.G.P. may distribute this prospectus electronically.

Fees and Expenses

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of shares of Common Stock pursuant to the ATM Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 2.5% of the gross sales price per share on the first $500 million of shares of Common Stock sold and 2.0% of the gross sales price per share on all sales of shares of Common Stock thereafter sold under the ATM Sales Agreement. Pursuant to the terms of the ATM Sales Agreement, we have agreed to reimburse the Sales Agent in the amount not to exceed $100,000 for its reasonable and documented out-of-pocket costs and expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) incurred in connection with the ATM Sales Agreement, and for the reasonable and documented out-of-pocket expenses related to quarterly maintenance of the ATM Sales Agreement (including but not limited to the reasonable and documented fees and disbursements of its legal counsel) on a quarterly basis in an amount not to exceed $20,000 per quarter (and no more than $80,000 per fiscal year), and up to an additional $25,000 for each additional program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the shares of Common Stock sold pursuant to the ATM Sales Agreement and/or an amendment of the ATM Sales Agreement) . We will report at least quarterly the number of shares of Common Stock sold through A.G.P. under the ATM Sales Agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of Common Stock.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the ATM Sales Agreement, will be approximately $458,100. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of Common Stock. Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

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Regulation M

In connection with the sale of shares of Common Stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving shares of our Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilize shares of our Common Stock.

Indemnification

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SBET.”

Other Relationships

A.G.P. and/or its affiliates have in the past engaged, and may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

A.G.P. acted as the sole placement agent in our March 2025 $4.5 million public offering of Common Stock and pre-funded warrants to purchase shares of Common Stock. A.G.P. received a cash fee equal to 7.00% of the gross proceeds from the sale of the Common Stock and pre-funded warrants to purchase shares of Common Stock, as well as a management fee equal to 1.0% of the aggregate gross proceeds raised from the sale of the Common Stock and pre-funded warrants to purchase shares of Common Stock. The Company also reimbursed A.G.P. for out-of-pocket expenses, including $75,000 for legal fees.

In May 2025, A.G.P. acted as the sole placement agent in the PIPE Offering for total approximate gross proceeds of $425 million. A.G.P. received a cash fee equal to (i) 7.0% of the aggregate gross cash proceeds up to the first $100 million of gross proceeds received in the PIPE Offering; (ii) 5.0% of the aggregate gross proceeds up to the second $100 million in gross proceeds received in the PIPE Offering; and (iii) 3.0% of the aggregate gross proceeds in excess of $200 million in gross proceeds received in the PIPE Offering. The Company also reimbursed A.G.P. for out-of-pocket expenses, including $200,000 for legal fees.

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LEGAL MATTERS

The validity of the issuance of the shares of our Common Stock offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York. Sullivan & Worcester LLP, New York, New York, is acting as counsel for the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report contains an explanatory paragraph regarding our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of our common stock being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.kintara.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

SharpLink Gaming, Inc.

Attn: Chief Executive Officer

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Telephone: 612-293-0619

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2024, filed with the SEC on March 14, 2025 and March 17, 2025, respectively;

●	our Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K and all amendments thereto, filed with the SEC on January 10, 2025, February 28, 2025, March 26, 2025, April 3, 2025, April 23, 2025, May 2, 2025, May 20, 2025, and May 30, 2025; and

●	our definitive proxy statement on Schedule 14A, filed with the SEC on March 31, 2025;

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

SharpLink Gaming, Inc.

Attn: Chief Executive Officer

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Telephone: 612-293-0619

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UP TO $1,000,000,000 OF COMMON STOCK

PROSPECTUS

A.G.P.

May 30, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. We will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$153,100
Legal fees and expenses	$225,000
Accounting fees and expenses	$50,000
Printing and related expenses	$0
Transfer Agent and Registrar Fees	$25,000
Miscellaneous	$5,000
Total	$458,100

Item 15. Indemnification of Directors and Officers

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a company to eliminate the personal liability of directors of a company to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his, her, or its duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter, as amended provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the company for another company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he, she, or it was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he, she, or it reasonably believed to be in or not opposed to the best interests of the company, and, in any criminal action or proceeding, had no reasonable cause to believe his, her, or its conduct was unlawful, except that, in the case of actions brought by or in the right of the company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our charter and bylaws provide for the indemnification, to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, she, or it, or a person for whom he, she, or it is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and reasonably incurred by such person.

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Our bylaws provide that if an indemnification claim made by an officer or director of the Company is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors (“Board”), legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he, she, or it has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right of our directors and officers to indemnification under our charter and bylaws is not exclusive of any other right which they may have or hereafter acquire under any statute, our charter, our bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

The Company may also maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL or under the provisions of our bylaws.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

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Item 16. Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

EXHIBIT INDEX

No.	Exhibit No.
1.1**	Form of Underwriting Agreement or Purchase Agreement
1.2	ATM Sales Agreement, dated May 30, 2025 between the Registrant and A.G.P./Alliance Global Partners
3.1	Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)
3.2	Amended and Restated Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)
3.3	Bylaws of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)
4.1	Form of Indenture
4.2**	Form of Certificate of Designation
4.3**	Form of Deposit Agreement
4.4**	Form of Depositary Agreement
4.5**	Form of Warrant Agreement
4.6**	Form of Warrant
4.7**	Form of Rights Agreement
4.8**	Form of Unit Agreement
5.1	Opinion of Thompson Hine LLP
23.1	Consent of Cherry Bekaert, LLP
23.2	Consent of Counsel to Registrant (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of Registration Statement)
25.1**	Form T-1 Statement of Eligibility to act as trustee under Indenture
107	Filing Fee Table

**	To be filed, if necessary, by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Minneapolis, Minnesota, on May 30, 2025.

SHARPLINK GAMING, INC.

By:	/s/ Rob Phythian
Rob Phythian
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rob Phythian his/her true and lawful attorney-in-fact, with full power of substitution and re-substitution for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Rob Phythian	Chief Executive Officer	May 30, 2025
Rob Phythian	(Principal Executive Officer)

/s/ Robert DeLucia	Chief Financial Officer	May 30, 2025
Robert DeLucia	(Principal Accounting Officer)

/s/ Leslie Bernhard	Director	May 30, 2025
Leslie Bernhard

/s/ Robert Gutkowski	Director	May 30, 2025
Robert Gutkowski

/s/ Obie McKenzie	Director	May 30, 2025
Obie McKenzie

/s/ Joseph Lubin	Director and Chairman of the Board of Directors	May 30, 2025
Joseph Lubin

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